A.M. CASTLE & CO. - 8-K

Exhibit 10.3

AMENDMENT NO. 1 TO THE INTERCREDITOR AGREEMENT

THIS AMENDMENT NO. 1 TO THE INTERCREDITOR AGREEMENT (this “Amendment No. 1”) is entered into as of December 8, 2016, by and among Cantor Fitzgerald Securities, in its capacity as administrative and collateral agent for the First Lien Secured Parties (in such capacity, the “First Lien Agent” as hereinafter further defined), U.S. Bank National Association, a national banking association, in its capacity as trustee and collateral agent for the Second Lien Secured Parties (in such capacity, the “Second Lien Agent”) and U.S. Bank National Association, a national banking association, in its capacity as trustee and collateral agent for the New Convertible Notes Secured Parties (in such capacity, the “New Convertible Notes Collateral Agent”).

RECITALS:

WHEREAS, Wells Fargo Bank, National Association in its capacity as agent acting for and behalf of the lenders under the Original First Lien Facility (as hereinafter defined), the Second Lien Agent and the New Convertible Notes Agent are party to an amended and restated intercreditor agreement dated as of February 8, 2016 (as may be amended, supplemented or otherwise modified from time to time) (the “Intercreditor Agreement”).

WHEREAS, A.M. Castle & Co. and certain of its affiliates as borrowers and as guarantors entered into a senior secured revolving credit facility with, among others, Wells Fargo Bank, National Association in its capacity as agent acting for and on behalf of the lenders under such facility, dated as of December 15, 2011 (and as amended from time to time) (the “Original First Lien Facility”).

WHEREAS, Borrowers (as hereinafter defined) and Guarantors (as hereinafter defined) have entered into a senior secured term loan facility and delayed draw term loan facility with, among others, the First Lien Agent in its capacity as agent acting for and on behalf of the First Lien Lenders (as hereinafter defined), dated as of December 8, 2016 (the “Refinancing First Lien Facilities”).

WHEREAS, Borrowers are refinancing and replacing the Original First Lien Facility with the Refinancing First Lien Facilities.

WHEREAS, the First Lien Agent has entered into a joinder and acknowledgment agreement with the Second Lien Agent and the New Convertible Notes Collateral Agent, dated as of December 8, 2016, pursuant to which the First Lien Agent agrees to be bound by the provisions of the Intercreditor Agreement.

WHEREAS, in consideration of the foregoing, the First Lien Agent, the Second Lien Agent and the New Convertible Notes Collateral Agent hereby agree that the Intercreditor Agreement shall be amended to reflect and permit the refinancing of the Original First Lien Facility by the Refinancing First Lien Facilities.

AGREEMENT:

NOW, THEREFORE, in consideration of the terms and provisions of this Amendment No. 1 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Existing Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Intercreditor Agreement.

2.	Additional Definition. As used herein the following term shall have the meaning given to it below and Section 1.1 of the Intercreditor Agreement is hereby amended to include, in addition and not in limitation, the following definitions:

“Distressed Debt Lenders” shall mean lenders, funds and financial institutions that provide loans to and trade in loans of distressed companies as their primary business activity.

“Original First Lien Loan Agreement” shall mean the senior secured revolving credit facility with, among others, Wells Fargo Bank, National Association in its capacity as agent acting for and on behalf of the lenders under such facility, dated as of December 15, 2011 (and as amended from time to time).

3.	Amendments to Definitions.

(a)	The definition of “Borrowers” in Section 1.1 of the Intercreditor Agreement is hereby amended by deleting the words “the US Borrowers” and replacing them with “Borrowers”.

(b)	The definition of “First Lien Agent” in Section 1.1 of the Intercreditor Agreement is hereby amended by deleting the words “Wells Fargo Bank, National Association, a national banking association,” and replacing them with “Cantor Fitzgerald Securities”.

(c)	The definition of “First Lien Loan Agreement” in Section 1.1 of the Intercreditor Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“First Lien Loan Agreement” shall mean the Credit and Guaranty Agreement, dated as of December 8, 2016, by and among the Borrowers, the Guarantors, the First Lien Agent and the First Lien Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(d)	The definition of “Triggering Event” in Section 1.1 of the Intercreditor Agreement is hereby amended by deleting clause (c) of that definition in its entirety and replacing it with the following:

[“(c) [intentionally reserved],”

4.	Other Amendments.

(a)	Section 9.4 of the Intercreditor Agreement is hereby amended by deleting clause (a)(i) in its entirety and replacing it with the following:

“(i) amend the “Applicable Margins” or similar component of the interest rate under the First Lien Loan Agreement (or any facility refinancing the First Lien Loan Agreement) in a manner that would result in the total yield on the First Lien Debt (A) in the case of floating rate First Lien Debt provided by a Distressed Debt Lender, to exceed by more than two (2%) percent per annum the total yield on the First Lien Debt that is calculated as if the highest level of the pricing grid set forth in the “Applicable Margins” or similar component of the interest rate under the Original First Lien Loan Agreement were in effect on the date hereof, (B) in the case of fixed rate First Lien Debt provided by a Distressed Debt Lender, to exceed 4.5% per annum, (excluding in each case increases resulting from the accrual or payment of interest at the default rate), (c) in the case of floating rate First Lien Debt provided by lender which is not a Distressed Debt Lender, to exceed by more than six (6%) percent per annum the total yield on the First Lien Debt that is calculated as if the highest level of the pricing grid set forth in the “Applicable Margins” or similar component of the interest rate under the Original First Lien Loan Agreement were in effect on the date hereof, (D) in the case of fixed rate First Lien Debt provided by a lender other than a Distressed Debt Lender, to exceed 8.5% per annum, (excluding in each case increases resulting from the accrual or payment of interest at the default rate); it being noted, however, that the Junior Lien Secured Parties have consented to the interest rate payable under the senior secured term loan facility and delayed draw term loan facility between, among others, the Borrowers, the Guarantors and the First Lien Agent, dated as of December 8, 2016,”

(b)	A new section is added to the Intercreditor Agreement immediately after Section 9.18:

9.19. Concerning the First Lien Agent. Cantor Fitzgerald Securities is entering into this Intercreditor Agreement solely in its capacity as administrative and collateral agent pursuant to the First Lien Loan Agreement and not in its individual or corporate capacity. In acting hereunder, the First Lien Agent shall be entitled to all of the rights, privileges and immunities set forth in the First Lien Loan Agreement and the Credit Documents (as defined in the First Lien Loan Agreement), whether or not expressly set forth herein.

(c)	The notice address for the First Lien Agent, as set forth in Section 9.9 of the Intercreditor Agreement, is hereby amended by deleting the existing First Lien Agent notice address in its entirety and replacing it with the following:

First Lien Agent:

300 Avenue of the Champions, Suite 110
Palm Beach Gardens, FL 33418

Attn: N. Horning (A.M. Castle)

Telecopier: (646) 219-1180

With a copy to its Principal Office at:

900 West Trade Street, Suite 725

Charlotte, NC 28202

Attn: B. Young (A.M. Castle)

Telecopier: (646) 390-1764

with copies to:

Shipman & Goodwin LLP

One Constitution Plaza

Hartford, CT 06103

E-mail: NPlotkin@goodwin.com

Attention: N. Plotkin

5.	New Collateral and Guarantors. The Second Lien Agent acknowledges that (i) HY-Alloy Steels Company and Keystone Service, Inc. have been added as Guarantors under the First Lien Documents and that those new Guarantors have granted and perfected a security interest in substantially all of such Guarantors’ assets and (ii) the First Lien Documents require the inclusion of certain foreign subsidiaries of the Borrower as Guarantors under the First Lien Documents and that those new foreign Guarantors will grant and perfect a security interest in substantially all of such foreign Guarantors’ assets. Notwithstanding Section 2.5(a) of the Intercreditor Agreement, upon the inclusion of such Guarantors and the granting and perfecting of such security interests to the First Lien Agent under the First Lien Documents, the First Lien Agent hereby consents to the inclusion of such Guarantors and the granting and perfecting of such security interests in the assets of the Guarantors to the Second Lien Agent under the Second Lien Documents.

6.	Reference to and Effect on the Intercreditor Agreement. This Amendment No. 1 constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions and commitments with respect to the subject matter hereof. Except as expressly amended pursuant hereto or thereto, no other amendments, modifications or waivers to the Intercreditor Agreement are intended or implied, and in all other respects the Intercreditor Agreement is specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent that any provisions of the Intercreditor Agreement are inconsistent with any provisions of this Amendment No. 1, the provisions of this Amendment No. 1 shall prevail.

7.	Governing Law. The validity, construction and effect of this Amendment No. 1 shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or any other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

8.	Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 1. Any party delivery an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment No. 1.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first written above.

FIRST LIEN AGENT

CANTOR FITZGERALD SECURITIES
as First Lien Agent

By:	/s/ James Bond

Name:	James Bond
Title:	Chief Operating Officer

SECOND LIEN AGENT

U.S. BANK NATIONAL ASSOCIATION,
as Second Lien Agent

By:	/s/ Raymond S. Haverstock

Name:	Raymond S. Haverstock
Title:	Vice President

NEW CONVERTIBLE NOTES COLLATERAL AGENT

U.S. BANK NATIONAL ASSOCIATION,
as New Convertible Notes Collateral Agent

By:	/s/ Raymond S. Haverstock

Name:	Raymond S. Haverstock
Title:	Vice President

[Signature page to Amendment No.1 to the Intercreditor Agreement]

ACKNOWLEDGMENT AND AGREEMENT

Each of the undersigned hereby acknowledges and agrees to the representations, terms and provisions of this Amendment No. 1 among Cantor Fitzgerald Securities as the First Lien Agent, U.S. Bank National Association as the Second Lien Agent and US. Bank National Association as the New Convertible Notes Collateral Agent. By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

Each of the undersigned acknowledges and agrees that: (i) although it may sign this Amendment No. 1 it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of Amendment No. 1, (ii) in the event of a breach by the undersigned of any of the terms and provisions contained in Amendment No. 1, such a breach shall constitute a First Lien Event of Default and a Junior Lien Event of Default and (iii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the opinion of any Secured Party to effectuate the provisions and purposes of Amendment No. 1.

[Signature page to follow]

GRANTORS:

A.M. CASTLE & CO.

By:	/s/ Patrick R. Anderson

Name:	Patrick R. Anderson
Title:	Chief Financial Officer

A.M. CASTLE & CO. (CANADA) INC.

By:	/s/ Patrick R. Anderson

Name:	Patrick R. Anderson
Title:	Director, Vice President – Finance, Chief Financial Officer and Treasurer

KEYSTONE TUBE COMPANY, LLC

By:	/s/ Patrick R. Anderson

Name:	Patrick R. Anderson
Title:	Treasurer

[Acknowledgment to Amendment No.1 to the Intercreditor Agreement]